Corporate Office
6625 West 78th Street, Suite 300
Minneapolis, MN 55439
Phone: 952.893.3200
Fax: 952.893.0704
www.uhs.com

CONTACT:	James Pekarek;
Executive Vice President and Chief Financial Officer
Universal Hospital Services, Inc.
(952) 607-3054

UNIVERSAL HOSPITAL SERVICES TO PRESENT AT THE 35th ANNUAL J.P. MORGAN
HEALTHCARE CONFERENCE ON TUESDAY, JANUARY 10

Minneapolis, Minn.--(BUSINESS WIRE) — January 3, 2017 – Universal Hospital Services, Inc. (“UHS”), a nationwide provider of health care technology management and service solutions, will be presenting at the 35th Annual J.P. Morgan Healthcare Conference in San Francisco.

Tom Leonard, UHS’ chief executive officer, will present an overview of the company on Tuesday, Jan. 10, at 3:30 p.m. PT, at the Westin St. Francis Hotel.

About Universal Hospital Services, Inc.

Universal Hospital Services, Inc. is a leading nationwide provider of health care technology management and service solutions. UHS owns or manages more than 700,000 units of medical equipment for over 7,000 national, regional and local acute care hospitals and alternate site providers across the U.S. For more than 75 years, UHS has delivered medical equipment management and service solutions that help clients reduce costs, increase operating efficiencies, improve caregiver satisfaction, and support optimal patient outcomes.

Universal Hospital Services, Inc.

6625 West 78th Street, Suite 300

Minneapolis, MN  55439

952-893-3200

www.uhs.com